                                                             EXHIBIT 10.14
                       EXECUTIVE INCOME PROTECTION PLAN


         THIS PLAN is adopted this 19th day of April, 1996, by First State Bancorporation, a corporation organized under the laws of the State of New Mexico ("Corporation"), effective as of April 19, 1996 (the "Effective Date").

                                   RECITALS

     1. Corporation desires to establish this Executive Income Protection Plan to protect Corporation against loss of key personnel during periods of exposure to changes in control, and from the difficulty and expense of replacing key employees who leave or are unable to perform at their optimum level during such a period.

     2. The President of Corporation has, pursuant to the powers vested in him by Corporation's Board of Directors, duly executed this Plan.

                                     PLAN

     1.  Definitions.
         -----------
         a. "Board" or "Board of Directors" shall mean the Board of Directors
             ------------------------------
             of Corporation.

         b.  "Control Change" shall mean:
             ----------------
             (1) a sale or sales (including an exchange) of shares of Corporation, other than pursuant to a public offering, at one or more times by Corporation, a stockholder or stockholders of Corporation, or by any combination of the foregoing, which in the aggregate results in the beneficial ownership of more than fifty percent (50%) of the combined voting power of Corporation's outstanding securities after such sale or sales by one or more stockholders who are not stockholders of Corporation on the date of this Plan and who are not controlled after such sale or sales, directly or indirectly, by one or more of the stockholders of Corporation on the date of this Plan; or

             (2) a sale or sales by Corporation of all or substantially all of its assets to one or more persons or entities who are not stockholders of Corporation on the date of this Plan and who are not controlled after such sale or sales, directly or indirectly, by one or more of such stockholders; or

             (3) a merger or other combination in which Corporation is either the surviving or disappearing corporation, which results in the beneficial ownership of more than fifty percent (50%) of the combined voting power of the outstanding securities of the surviving corporation by one or more persons or entities who are not stockholders of Corporation on the date of this Plan and who are not controlled after such merger or other combination, directly or indirectly, by one or more of such stockholders; or

             (4) the stockholders of Corporation have approved any plan or proposal for the liquidation or dissolution of Corporation; or

             (5) during any period of two consecutive years, individuals who at the beginning of the period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election or the nomination for election by Corporation's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         c.  "Compensation" shall mean the sum of:  (i) an Eligible Employee's
             --------------
average taxable compensation from Corporation; (ii) the Employee's average elective salary reduction contributions to a plan under Internal Revenue Code
Section 401(k) and/or 125; and (iii) the product of the average percent of covered payroll contributed by Corporation to Corporation's 401(k) profit sharing plan multiplied by the sum of (i) and (ii), all for the five calendar years preceding the Control Change.

         d.  "Corporation" shall mean First State Bancorporation, a New Mexico
             -------------
corporation.

         e.  "Eligible Employee" shall mean each individual whom Corporation
             ------------------
designates in writing as a participant in this Plan; the Eligible Employees are set forth on Exhibit

A to this Plan.

         f. "Fringe Benefit" shall mean Corporation's welfare benefit plans as
            ----------------
that term is defined in Section (3)(1) of the Employee Retirement Income Security Act of 1974, as amended .


         g.  "Misconduct" shall exist if an Eligible Employee:
             ------------
             (1) fails, on a willful and continuing basis, to devote his full business time to Corporation's business affairs (other than due to illness or incapacity, vacations, incidental civic activities and incidental personal time); or

             (2) is convicted of a crime involving dishonesty or breach of trust; or

             (3) participates in an act of fraud, embezzlement or theft (regardless of whether a criminal conviction is obtained); or

             (4) makes an unauthorized disclosure of confidential information that results in significant injury to Corporation; or

             (5) is investigated by the Comptroller of the Currency, the Federal Bureau of Investigation, or the State of New Mexico for diversion of Bank assets.

         h.  "Plan Administrator" shall mean a committee of not more than five
             --------------------
and not fewer than two individuals appointed by Corporation in writing to administer this Plan.

         i.  "Reduction in Position" shall occur if an Eligible Employee is:
             -----------------------
             (1) removed as an officer or director; or

             (2) experiences significant decrease in managerial or supervisory authority; or


             (3) experiences a reduction in salary or bonus; or

             (4) is required by Corporation to relocate to an office more than fifty miles from his location prior to the Control Change; or

             (5) is reduced in the rate of his awards under any stock option plan in effect prior to the Control Change; or

             (6) experiences a material adverse change in his terms and conditions of employment.

         j.  "Total Disability" shall mean that the Eligible Employee is unable,
             ------------------
because of a physical or mental incapacity, to perform his duties as an Employee of Corporation for a period of at least six (6) continuous months and the incapacity is expected to be permanent and to continue for the remainder of the Eligible Employee's life. If, as a result of the Eligible Employee's Total Disability, the Eligible Employee shall have been absent from his duties with Corporation on a full-time basis for six (6) continuous months and he has not returned to the full-time performance of his duties within thirty (30) days of his receipt of a written notice from Corporation notifying him that he is Totally Disabled pursuant to the terms of this Plan, Corporation may terminate his employment on account of Total Disability.

     2.  Income Protection Benefit.  In the event that an Eligible Employee (i)
         -------------------------
resigns; or (ii) is discharged other than because of Total Disability, death, or Misconduct; or (iii) experiences a Reduction in Position other than because of Total Disability, death, or Misconduct, within a three (3) year period beginning on the Control Change, the Eligible Employee shall have income protection benefits comprised of the following:

         a. A compensation benefit, payable in a single sum, equal to the number of years' Compensation set forth for each Eligible Employee in Exhibit A, as it may be modified from time-to-time.

         b. Provision of the same level of Fringe Benefits as existed on the date of the Control Change for a period ending three years after the Control Change including, without limitation, any plan or arrangement to receive and exercise stock options and/or stock appreciation rights, restricted stock or grants thereof in which the Eligible Employee is participating on the date of the Control Change (or plans or arrangements providing him with substantially similar benefits).

         c. Corporation will indemnify each Eligible Employee against any legal expenses he may incur in litigation against Corporation, any shareholder of Corporation, or any other person, to enforce or defend his rights under this Plan; further, Corporation shall indemnify, defend and hold harmless each Eligible Employee against all losses, claims, damages, costs, expenses (including attorney fees), liabilities, judgments or amounts paid in settlement (which settlement shall require the prior written consent of Corporation, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation which arises out of such person serving in his capacity as an Employee of Corporation and pertaining to any matter or fact arising, existing or occurring before the Control Change (including, without limitation, the events giving rise to the Control Change) to the full extent permitted under applicable New Mexico or federal law (including, but not limited to, Title XII of the United States Code) and the articles of incorporation and bylaws of Corporation as in effect at the time of the Control Change. Corporation will advance expenses incurred by such persons in connection with such claims to the full extent permitted by such laws, articles of incorporation and bylaws.

     These indemnification obligations of Corporation will continue in force for a period of five (5) years after the date on which the Control Change is effective, and will apply to any claims asserted or made within such period. Such indemnification shall not be due if an arbitrator and/or court of law, as appropriate under Section 13, determines that the Eligible Employee's position in the litigation was not reasonable and/or that the Eligible Employee did not pursue such litigation in good faith. Such arbitrator or court of law shall presume that the Eligible Employee's position in the litigation was reasonable and pursued in good faith, without regard to whether the litigation was resolved in the Eligible Employee's favor.

     Corporation shall use its best efforts to maintain in effect for three (3) years after a Control Change officers and directors liability insurance with respect to claims arising from facts or events which occurred before the Control Change of at least the same coverage and amounts, and containing terms and conditions no less advantageous, as the coverage provided by Corporation prior to the Control Change.

         d. In the event that the Eligible Employee is not fully vested under the terms of Corporation's qualified retirement plan(s), Corporation shall pay the Eligible Employee an amount equal to the Employee's non-vested accrued benefit in such plan(s), determined as of the last valuation date under such plan(s).

         e. Corporation will pay for out-placement services for the Eligible Employee, up to maximum of thirty percent (30%) of Compensation.

         f. In the event that Corporation has purchased a split dollar life insurance policy on the life of an Eligible Employee, Corporation shall make a lump sum payment at the same time as the payment in (a) above. Corporation shall remit to the insurance company issuing any such policy the lesser of (i) the remaining premiums payable by Corporation on the same basis as prior to the Control Change as are required to put the policy on a "paid up" basis for the ten year period beginning on the date the policy was issued; or (ii) the maximum premium that can be prepaid without converting such policy to a modified
endowment policy, in the written opinion of Corporation's tax counsel.   In the
event that the insurance company issuing such policy will not accept a single sum payment of the amount of Corporation's remaining premiums for the balance of the ten year period, Corporation shall pay such amount into an escrow account in the name of the Eligible Employee, and the escrow account shall pay such premiums as they become due. Such payment shall equal the discounted present value (using the applicable federal rate for obligations) of the portion of premiums that Corporation had paid prior to the Control Change. Any amounts remaining in the escrow account when all Corporation premiums have been fully paid shall be remitted to Corporation.

         g. In the event that the present value of the lump sum severance payments and other payments and benefits to be paid under this Section 2 either alone or together with other payments which the Eligible Employee has the right to receive from Corporation, would constitute a "parachute payment" (as defined in Internal Revenue Code Section 280G), Corporation shall pay the Eligible Employee an amount equal to all excise taxes payable by the Eligible Employee under Internal Revenue Code Section 4999.

     3.  Claim for Benefits.  Within two (2) weeks after the Eligible Employee's
         ------------------
resignation, discharge or Reduction in Position following a Control Change, the Eligible Employee shall present a written claim for benefits under the Plan, specifically referring to the Plan, to the Plan Administrator. The Plan Administrator shall notify the President of Corporation, who will deliver written notice within two (2) weeks to the Plan Administrator if Corporation intends to assert that the discharge or resignation or Reduction in Position was caused by Misconduct or Total Disability. The Plan Administrator shall deliver written notice to the Eligible Employee of such dispute, and the dispute shall be resolved pursuant to the arbitration procedure or litigation, as appropriate under Section 13. All such notices shall be effected by delivery in person, or by sending the notice by certified mail, return receipt requested, to Corporation at 111 Lomas Boulevard NE, Albuquerque, New Mexico 87102, or to the Eligible Employee at his last address on Corporation's records.

     4.  Payment of Income Protection Benefits.  Corporation shall pay each
         -------------------------------------
Eligible Employee who is entitled to benefits under Subsection 2(a) in a single sum in cash, not later than the first day of the second month following the Eligible Employee's discharge, resignation or Reduction in Position unless Corporation has notified the Eligible Employee that there is a dispute as provided in Section 3 above. If any Eligible Employee dies while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the Eligible Employee's estate.

     5.  Limitation on Payment.  No payment shall be made under this Plan to the
         ---------------------
extent such payment violates the laws of the State of New Mexico or the United States.

     6.  No Assignment.  The right of any Eligible Employee or any other person
         -------------
to the payment of compensation or other benefits under this Plan shall not be assigned, alienated, transferred, pledged, hypothecated or encumbered except by will or by the laws of descent and distribution.

     7.  Incompetence.  If the Plan Administrator finds that any person to whom
         ------------
any payment is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the person's spouse, child, parent, brother or sister, or to any person deemed by the Plan Administrator to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Plan Administrator may determine. Any such payment shall be a complete discharge of all liabilities of Corporation under this Plan.

     8.  No Right of Employment.  Nothing contained herein confers upon any
         ----------------------
Eligible Employee the right to continue in the employ of Corporation at any time, nor abridges the right of an Eligible Employee to resign from the employ of Corporation, or the right of Corporation to discharge any employee at any time for any reason.

     9.  No Obligation to Mitigate Damages.  No Eligible Employee shall be
         ---------------------------------
required to mitigate damages arising from failure of Corporation to make any payment provided for under this Plan by seeking other employment, performing other services or otherwise; nor shall the amount of any payment under this Plan be reduced by any compensation earned by an Eligible Employee.

     10.  Other Benefit Plans.  Any amounts payable under this Plan shall not be
          -------------------
deemed salary or other compensation to a Eligible Employee for the purpose of computing benefits to which he may be entitled under any qualified retirement plan or pension or welfare plan or other arrangement of Corporation for the benefit of its employees.

     11.  Action by Corporation.  Any action required to be taken by Corporation
          ---------------------
under the Plan shall be by written resolution of the Board of Directors of Corporation, the President of Corporation, or a person or persons authorized by the Board or President.

     12.  Corporation's Determinations Final.  The records of Corporation as to
          ----------------------------------
any Eligible Employee's Compensation will be conclusive against all persons unless determined to Corporation's satisfaction to be incorrect.

     13.  Resolution of Dispute.  Any and all disputes arising out of, under, in
          ---------------------
connection with, or relating to this Plan, the breach or alleged breach of this Plan, or its enforceability, shall be settled either by litigation in the courts of the United States or the State of New Mexico or by arbitration in Albuquerque, New Mexico, such forum to be selected by the Eligible Employee, in his discretion. In the event the Eligible Employee elects to resolve disputes through arbitration, such arbitration shall be conducted before a single arbitrator under the terms set forth in this Plan and otherwise in accordance with the federal arbitration act and the Rules of the American Arbitration Association. Judgement upon an arbitration award may be entered in any court having jurisdiction of the matter. The duty to arbitrate shall survive the cancellation or termination of this Plan.

         a.  The arbitrator shall be selected in the following manner:
             (1) The parties shall select an arbitrator.
             (2) If the parties are unable to agree on an arbitrator within thirty (30) days of the demand for arbitration, then the American Arbitration Association shall submit a list of seven individuals to the parties and the arbitrator shall be selected by the parties alternately striking names from the list of seven with the Eligible Employee making the first strike.

         b. The arbitrator designated and acting under this Plan shall determine the controversy in accordance with the laws of the State of New Mexico and applicable federal law as applied to the facts as he finds them.

         c. The decision of the arbitrator shall be rendered within thirty (30) days after the hearing by the arbitrator, unless otherwise agreed to in writing by all parties, and such decision shall be in writing and in duplicate, one counterpart to be delivered to each party.

         d. The parties desire that, in the event the Eligible Employee elects to resolve disputes by arbitration, the enforceability of this arbitration provision and the proceedings thereunder be subject to the fullest extent possible to the provisions of the federal arbitration act.

     14.  Liability.  No member of the Plan Administrator shall be liable to any
          ---------
person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own willful misconduct or lack of good faith.

     15.  Entire and Binding Agreement.  No agreements or representations, oral
          ----------------------------
or otherwise, express or implied, with respect to the subject matter hereof have been made which are not set forth expressly in this Plan. The invalidity or unenforceability of any provision of this Plan shall not effect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect. This Plan shall be binding upon and inure to the benefit of Corporation, its successors and assigns and each Eligible Employee and his heirs, executors, administrators and legal representatives.

     16.  Controlling Law.  This Plan shall be construed in accordance with and
          ---------------
governed by the laws of the State of New Mexico, and applicable federal law.

     17.  Gender and Number.  The pronouns "he", "him" and "his" hereunder shall
          -----------------
also refer to similar pronouns of the feminine gender unless otherwise qualified by the context.

     18.  Amendment and Termination.  This Plan (including Exhibit A) may be
          -------------------------
amended or terminated at any time by written resolution of the Board of Directors of First State Bancorporation, with the written consent of each Eligible Employee; notwithstanding the foregoing, Corporation may add additional Eligible Employees to Exhibit A without the consent of Eligible Employees who are then listed on Exhibit A.

     19.  Termination of Plan.  This Plan shall terminate on January 1, 2003,
          -------------------
unless a Control Change has occurred on or before December 31, 2002, or Corporation, by written resolution of the Board, elects to continue the Plan for one or more one year terms.

IN WITNESS WHEREOF, the duly authorized officers of Corporation have executed this Plan.



                                FIRST STATE BANCORPORATION


ATTEST:

By: H. Patrick Dee               By: Eloy Jeantete
    Its Secretary                    Its Chairman

                                    EXHIBIT
       ELIGIBLE EMPLOYEES AND COMPENSATION BENEFITS AS OF APRIL 1, 1996

                                                               YEARS OF COMPENSATION
                                                                   BENEFIT UNDER
ELIGIBLE EMPLOYEE                      TITLE                      SUBSECTION 2(a)
- -----------------------------------------------------------------------------------
Michael R. Stanford    President and Chief Executive Officer           3
- -----------------------------------------------------------------------------------
H. Patrick Dee         Executive Vice President                        3
- -----------------------------------------------------------------------------------
Robert L. Chavez       Senior Vice President                           2
- -----------------------------------------------------------------------------------
Brian C. Reinhardt     Senior Vice President                           2
- -----------------------------------------------------------------------------------
Patrick G. Cahalan     Senior Vice President                           2
- -----------------------------------------------------------------------------------